UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

¨

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, William (Bill) Shaw accepted an offer of employment from Ekso Bionics Holdings, Inc. (the “Company”) to serve as the new Chief Commercial Officer of the Company (the “Offer Letter”), with a start date of May 6, 2019 (the “Start Date”).

Mr. Shaw is 45 years old. He brings more than 15 years of medical device sales and leadership experience to the Company. From July 2014 until joining the Company, Mr. Shaw worked in different roles at Zimmer Biomet Robotics (formerly, Medtech Surgical Inc.), a manufacturer of musculoskeletal products, serving most recently as the Commercial Vice President of Americas for the ROSA® Robotics Platform and Zimmer Biomet mymobility™. In that role, Mr. Shaw’s responsibilities included managing new strategic business units and building new corporate training organization for business units. From February 2014 to July 2014, Mr. Shaw was a regional sales director for Salesforce.com, a cloud-based software-as-a-service company, where he managed the Central Region Small Business Team.

Pursuant to his Offer Letter, Mr. Shaw’s annual base salary will be $275,000, subject to change as determined by the Board of Directors, and Mr. Shaw will be eligible to receive an annual bonus, with an initial target bonus amount of $225,000, based on his performance against Company milestones, pro-rated with respect to 2019 based on the period of time he provides services to the Company in the year. In addition, the Company has agreed to recommend to the Compensation Committee of the Board of Directors (the “Compensation Committee”) that Mr. Shaw be granted an option to purchase 480,000 shares of the Company’s common stock, the exercise price for which will be the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. The option is to become exercisable over a four-year period, with 120,000 shares becoming exercisable on the first anniversary of the Start Date, and with the remaining shares becoming exercisable in 36 equal monthly instalments thereafter. In addition, the Company has agreed pursuant to the Offer Letter grant a performance stock unit to Mr. Shaw in 2020 on terms and conditions to be determined by the Compensation Committee, which will be consistent with terms applicable to any performance stock unit awards provided in 2020 to the other senior executives of the Company.

Mr. Shaw will be entitled to receive perquisites and other fringe benefits that may be provided to, and will be eligible to participate in any other bonus or incentive program established by the Company for, the Company’s executives. Mr. Shaw and his dependents will also be entitled to participate in any of the Company’s employee benefit plans subject to the same terms and conditions applicable to other employees of his level within the Company. Mr. Shaw will be entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred by him for the purpose of conducting the Company’s business, in accordance with Company policy.

If Mr. Shaw is terminated by the Company without cause prior to the first anniversary of the Start Date, the Company has agreed that Mr. Shaw will receive continued payment of his base salary for six months as severance in a cash lump sum. If Mr. Shaw is terminated by the Company without cause on or after the first anniversary of the Start Date, the Company has agreed that Mr. Shaw will receive continued payment of his base salary for nine months as severance in a cash lump sum. The Company has also agreed to pay Mr. Shaw’s COBRA premiums equivalent to the employer contribution cost of his continued participation in the Company’s group health, dental, and vision insurance plan (“COBRA Benefits”) for the duration of the applicable severance period based on the service year in which he was terminated. Such severance benefits will be subject to execution, delivery and non-revocation by Mr. Shaw of a general release of claims.

If there is a change of control during Mr. Shaw’s employment, and if he is terminated without cause within one-year following that change of control, subject to execution, delivery and non-revocation by Mr. Shaw of a general release of claims, the Company has agreed to provide Mr. Shaw with (a) continued payment of base salary for nine months in a cash lump sum; (b) the target bonus amount prorated for the nine month severance period; (c) COBRA Benefits; and (d) acceleration of all unvested options.

There are no arrangements or understandings with any person pursuant to which Mr. Shaw was selected as an officer of the Company pursuant to Item 401(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Shaw, on the one hand, and any of the Company’s directors or executive officers, on the other hand. There have been no transactions involving Mr. Shaw that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 6, 2019, the Company issued a press release announcing the appointment of Mr. Shaw as the Company’s new Chief Commercial Officer. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 3, 2019, the Company issued a press release announcing that Kindred Hospital Rehabilitation Services (“Kindred”), a division of Kindred Healthcare, has expanded their pilot program of the Company’s EksoGT exoskeleton product to offer advanced stroke rehabilitation at over 20 freestanding in-patient Kindred rehabilitation hospitals in 13 states, a majority of Kindred’s sites. On May 6, 2019, the Company issued a press release announcing that the National University Health System in Singapore has adopted three EksoGT exoskeletons for a clinical study focusing on patients suffering from stroke and spinal cord injuries, especially for the elderly. A copy of these press releases are filed as Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1*	Bill Shaw Offer Letter dated April 2, 2019

	99.1	Press Release dated May 6, 2019 (regarding William Shaw’s appointment)

	99.2	Press Release dated May 3, 2019 (regarding Kindred)

	99.3	Press Release dated May 6, 2019 (regarding the National University Health System in Singapore)
* Management contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Jack Peurach
Name:	Jack Peurach
Title:	President and Chief Executive Officer

Dated: May 6, 2019